January 10, 2003

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:      Onsource Corporation

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

(1)     We have read the Company's disclosure related to Item 304 of Regulation S-B included in its Pre-effective Amendment No.1 to Registration Statement Form SB-2 dated January 9, 2003; and

(2)     We agree with the response.

Very Truly Yours,

/s/ Stark Winter Schenkein & Co., LLP

Stark * Winter * Schenkein & Co., LLP * Certified Public Accountants * Financial Consultants
______________________________________________________________________________________________
7535 East Hampden Avenue * Suite 109 * Denver, Colorado 80231
Phone: 303.694.6700 * Fax: 303.694.6761 * Toll Free: 888.766.3985 * www.swscpas.com